As filed with the Securities and Exchange Commission on December 23, 1996
                                                   Registration No. 333-[______]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                      Under

                           THE SECURITIES ACT OF 1933
                                 ---------------

                           FIRST ALBANY COMPANIES INC.
             (Exact name of registrant as specified in its charter)
           New York                                       22-2655804
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                 30 South Pearl
                             Albany, New York 12207
          (Address of principal executive offices, including zip code)

                  First Albany Companies Inc. Stock Bonus Plan
                            (Full title of the Plan)
                                 ---------------

                            Michael R. Lindburg, Esq.
                       Vice President and General Counsel
                           First Albany Companies Inc.
                                 30 South Pearl
                             Albany, New York 12207
                     (Name and address of agent for service)
                                 (518) 447-8500
                        (Telephone number, including area
                           code, of agent for service)
                                 ---------------

                                   Copies to:
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                     Proposed        Proposed
                         Amount      maximum         maximum          Amount of
Title of securities      to be    offering price aggregate offering registration
to be registered (1)   registered per share(2)        price(2)         fee(2)
--------------------------------------------------------------------------------
Common Stock, par value   500,000   $9.63           $4,815,000.00    $1,459.09
  $.01 per share

================================================================================



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the average of the reported high and low prices for First Albany Companies Inc.'s Common Stock on the NASDAQ National Market System on December 20, 1996.

                               STATEMENT PURSUANT
                                       TO
                              GENERAL INSTRUCTION E


               Pursuant to and as permitted by General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed to register 500,000 additional shares of Common Stock, $.01 par value, of First Albany Companies Inc. (the "Company") for issuance under the First Albany Companies Inc. Stock Bonus Plan. The contents of the Company's Registration Statements on Form S-8, Registration No. 33- 52153 and No. 33-59855 are hereby incorporated herein by reference.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, the State of New York, on the 23rd day of December 1996.

                                       FIRST ALBANY COMPANIES INC.


                                       By: /s/ George C. McNamee
                                          ----------------------
                                          George C. McNamee,
                                          Chairman of the Board


                                POWER OF ATTORNEY

               Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 500,000 shares of Common Stock, par value $.01 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 23rd day of December 1996.

        Signature                                           Title
        ---------                                           -----

/s/ George C. McNamee                              Director, Chairman and
--------------------------                         Co-Chief Executive Officer
George C. McNamee                                  (Principal Executive Officer)

/s/ Alan P. Goldberg                               Director, President and
--------------------------                         Co-Chief Executive Officer
Alan P. Goldberg

/s/ David J. Cunningham                            Vice President and Chief
--------------------------                         Financial Officer (Principal
David J. Cunningham                                Financial and Accounting
                                                   Officer)

/s/ J. Anthony Boeckh                              Director
--------------------------
J. Anthony Boeckh


/s/Walter Fiederowicz                              Director
--------------------------
Walter Fiederowicz


/s/ Hugh A. Johnson                                Director and Senior Vice
--------------------------                         President
Hugh A. Johnson

/s/ Daniel V. McNamee, III                         Director
--------------------------
Daniel V. McNamee, III


/s/ Charles L. Schwager                            Director
--------------------------
Charles L. Schwager


/s/ Benaree P. Wiley                               Director
--------------------------
Benaree P. Wiley




Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the First Albany Companies Inc. Stock Bonus Plan have duly caused this Registration to be duly signed on its behalf by the undersigned, thereunto duly authorized in the City of Albany, State of New York, on the 23rd day of December 1996.



                                       FIRST ALBANY COMPANIES INC.
                                       STOCK BONUS PLAN


                                       By: /s/ George C. McNamee
                                          ----------------------
                                          George C. McNamee
                                          Member of the Administrative
                                          Committee

           -----------------------------------------------------------

           -----------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933

                                ----------------

                  FIRST ALBANY COMPANIES INC. STOCK BONUS PLAN
                            (Full title of the plan)


                           First Albany Companies Inc.
               (Exact name of issuer as specified in its charter)




           -----------------------------------------------------------

           -----------------------------------------------------------

                           First Albany Companies Inc.
                                 --------------

                                  Exhibit Index


Exhibit                                                               Sequential
Number                           Description                         Page Number
-------                          -----------                         -----------

5(a)     -    Opinion of the Company's General Counsel as to the
              legality  of  securities  offered  under the First
              Albany Companies Inc. Stock Bonus Plan.

23(a)    -    Consent of Coopers & Lybrand  L.L.P.,  independent
              certified public accountants.

23(b)    -    Consent of Counsel  (contained  in the  Opinion of
              the  Company's   General  Counsel,   Exhibit  5(a)
              hereto).

24(b)    -    Power of  Attorney  (set forth on  signature  page
              hereof).


------------------

*  Incorporated by reference.